Exhibit (g)(4)

[picture of Fidelity Investments and pyramid design logo appears]

September 12, 2016

State Street Bank and Trust Company

200 Clarendon Street, 16th Floor

Boston, Massachusetts 02116

Attention: Sheila McClorey, Transfer Agent Vice President

Re: Transfer Agency and Service Agreement between each of the Investment Companies listed on Appendix "A" thereto, (each a "Trust" and collectively the "Trusts") and State Street Bank and Trust Company (the "Transfer Agent") made as of October 11, 2013 (the "Transfer Agent Agreement")

Ladies and Gentlemen:

This letter and the enclosed Appendix "A" to the Transfer Agent Agreement ("Appendix A") are being delivered to the Transfer Agent to amend the Transfer Agent Agreement.

The following investment companies, which are exchange traded funds, desire to become a party to the Transfer Agent Agreement, and the Transfer Agent desires to provide the services set forth in the Transfer Agent Agreement to such fund, effective September 12, 2016:

  Fidelity Core Dividend ETF
  Fidelity Dividend ETF for Rising Rates
  Fidelity Value Factor ETF
  Fidelity Quality Factor ETF
  Fidelity Momentum Factor ETF
  Fidelity Low Volatility Factor ETF

When Appendix A is countersigned by the Transfer Agent, the investment company noted above shall become a "Trust" under the Transfer Agent Agreement and shall be bound by all terms and conditions and provisions of the Transfer Agent Agreement including, without limitation, the representations and warranties set forth in Section 4 of the Transfer Agent Agreement.

If you are in agreement with the foregoing, please countersign the enclosed copy of updated Appendix A and return it to the undersigned.

Sincerely,

EACH OF THE INVESTMENT COMPANIES LISTED

ON APPENDIX "A" ATTACHED HERETO, ON

BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS

By: /s/Adrien Deberghes

Adrien Deberghes

Treasurer - Fidelity Sector Portfolios

Treasurer - Fidelity Strategic Advisers Funds

Assistant Treasurer - Fidelity Equity and High Income Funds

Assistant Treasurer - Fidelity Fixed Income and Asset Allocation Funds

APPENDIX "A"

To

Transfer Agency and Service Agreement made as of October 11, 2013

LIST OF INVESTMENT COMPANIES

Updated as of September 12, 2016

Fidelity MSCI Consumer Discretionary Index ETF

Fidelity MSCI Consumer Staples Index ETF

Fidelity MSCI Energy Index ETF

Fidelity MSCI Financials Index ETF

Fidelity MSCI Health Care Index ETF

Fidelity MSCI Industrials Index ETF

Fidelity MSCI Information Technology Index ETF

Fidelity MSCI Materials Index ETF

Fidelity MSCI Telecommunication Services Index ETF

Fidelity MSCI Utilities Index ETF

Fidelity Corporate Bond ETF

Fidelity Limited Term Bond ETF

Fidelity Total Bond ETF

Fidelity MSCI Real Estate Index ETF

Fidelity Core Dividend ETF

Fidelity Dividend ETF for Rising Rates

Fidelity Value Factor ETF

Fidelity Quality Factor ETF

Fidelity Momentum Factor ETF

Fidelity Low Volatility Factor ETF

Each of the Investment Companies Listed Above,

On behalf of each of their Respective Portfolios

By: /s/Adrien Deberghes

Adrien Deberghes

Treasurer - Fidelity Sector Portfolios

Treasurer - Fidelity Strategic Advisers Funds

Assistant Treasurer - Fidelity Equity and High Income Funds

Assistant Treasurer - Fidelity Fixed Income and Asset Allocation Funds

State Street Bank and Trust Company

By: /s/Andrew Erickson

Andrew Erickson

Executive Vice President